                                                                    Exhibit 24.3

                                 POWER OF ATTORNEY

    Know all by these present, that Takeda Pharmaceuticals International AG, a public limited company incorporated under the laws of Switzerland, registered with the commercial register of Canton Zurich under CHE-113.444.401 and with business address at Thurgauerstrasse 130, 8152 Glattpark - Opfikon (Zurich)
("TPIZ"), in its capacity as a shareholder of Molecular Templates, Inc., a
Delaware company with principal offices located at 9301 Amberglen Blvd, Suite
100, Austin, Texas 78729 (the "Company") hereby constitutes and appoints each of
Michael Broxson, Gregory Fralish, Paul Sundberg and Brett Budzinski, signing singly, as the undersigned's true and lawful attorney-in-fact to take the following actions related to the Company in TPIZ's capacity as a shareholder of the Company:

    (1) execute for and on behalf of TPIZ, forms and authentication documents for EDGAR Filing Access, including without limitation a Form ID or any application materials to enable TPIZ to gain or maintain access to the
        Electronic Data Gathering, Analysis and Retrieval System of the SEC;

    (2) do and perform any and all acts for and on behalf of TPIZ which may be necessary or desirable to complete and execute any such forms and authentication documents;

    (3) execute for and on behalf of TPIZ, in TPIZ's capacity as a shareholder of the Company, any and all instruments, certificates, and documents required to be executed on behalf of TPIZ pursuant to Section 13 and
        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder (collectively, the "Exchange Act"), including without limitation Forms 3, 4 and 5 and Schedules 13D and 13G (including any amendments thereto);

    (4) do and perform any and all acts for and on behalf of TPIZ which may be necessary or desirable to prepare, complete and execute any such instruments, certificates, and documents required to be executed on behalf of TPIZ pursuant to Section 13 and Section 16 of the Exchange
        Act, prepare, complete and execute any amendment or amendments thereto, and file such instruments, certificates and documents with the U.S.
        Securities and Exchange Commission and any stock exchange or similar authority; and

    (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, TPIZ, it being understood that the documents executed by such attorney-in-fact on behalf of TPIZ pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    TPIZ hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as TPIZ might or could do if legal representatives of TPIZ were personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  TPIZ acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of TPIZ, are not assuming nor relieving any of TPIZ's responsibilities to comply with Section 13 or Section 16 of the Exchange Act.  TPIZ acknowledges that the foregoing attorneys-in-fact do not assume (i) any liability for TPIZ's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of TPIZ for any failure to comply with such requirements or (iii) any obligation or liability of TPIZ for profit disgorgement under Section 16(b) of the Exchange
Act.

    This Power of Attorney shall remain in full force and effect until TPIZ is no longer required to file forms and execute authentication documents with respect to TPIZ's EDGAR Filing Access or to file any instruments, certificates and documents pursuant to Section 13 and Section 16 of the Exchange Act with respect to TPIZ's holdings of and transactions in securities issued by the
Company, unless earlier revoked by TPIZ at any time at its sole discretion.
This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to serve as an employee of a subsidiary of Takeda
Pharmaceutical Company Limited (Japan) that is registered in the United States.

                              [Signature page follows]

    IN WITNESS WHEREOF, TPIZ has caused this Power of Attorney to become effective as of the last date set forth below.

TAKEDA PHARMACEUTICALS INTERNATIONAL AG

By:    /s/ Mirjam von Zedwitz
   -------------------------------------
Name:  Mirjam von Zedwitz
     -----------------------------------
Title: Associate General Counsel
      ----------------------------------
Date:  August 25, 2017
     -----------------------------------

By:    /s/ Andrea Ferrari
   -------------------------------------------------
Name:  Andrea Ferrari
     -----------------------------------------------
Title: Senior Director, Associate General Counsel
      ----------------------------------------------
Date:  August 25, 2017
     -----------------------------------------------